Exhibit 99.1

Cancer Genetics Appoints Renowned Biotech Entrepreneur Dr. Thomas F. Widmann to its Board of Directors

Founder of Multiple Successful Biotech Companies Including Actelion Pharmaceuticals, Sold to Johnson & Johnson for $30 Billion

RUTHERFORD, N.J. November 27, 2017 — Cancer Genetics, Inc. (Nasdaq: CGIX), a leader in enabling precision medicine for oncology through molecular markers and diagnostics, today announced the appointment of renowned biotech entrepreneur Thomas F. Widmann, MD to the Company’s Board of Directors.

“We have significantly enhanced our Board of Directors with the appointment of Dr. Widmann. His extensive clinical development and executive leadership experience across multiple functions in the life sciences industry will be invaluable for Cancer Genetics as we work to expand internationally and forge new industry partnerships. In particular, Dr. Widmann’s success co-founding and leading the international growth of Actelion Pharmaceuticals will provide a strong guide for CGI. We look forward to working closely with Dr. Widmann and gaining strategic insights on optimizing our business growth and advancing our portfolio as we continue establishing our company at the forefront of precision oncology.” said Panna Sharma, President and CEO of Cancer Genetics Inc.

Dr. Thomas F. Widmann is a cardiologist and seasoned life sciences entrepreneur with more than 25 years of biotech experience, and also serves as a Venture Partner at Wellington Partners in Germany. In 1997, he co-founded Actelion Pharmaceuticals, Europe’s largest biopharmaceutical company. As Actelion’s first Chief Executive Officer and Vice Chairman of the Board, he established affiliates in North America, Europe, and Asia. He was instrumental in Actelion’s highly successful IPO and secondary offering, which created the foundation for Actelion’s growth and profitability. Dr. Widmann has founded several other successful companies including, Hesperion Ltd, an international Contract Research Organization (CRO); Widmann Associates Ltd.; and Auraglobe Ltd., both life-science advisory companies. Previously, he spent nine years at Hoffmann-La Roche (HLR), Basel,  leading the international cardiovascular development department, where he brought three cardiovascular drugs to the international markets. He spent six years at the University of California at San Diego (UCSD) as an assistant professor of Medicine. Dr. Widmann studied Medicine and Computer Science at the Universities of Heidelberg and Paris, and holds a Doctorate in Medicine from the University of Heidelberg. He earned his specialization in cardiology at the University of Geneva in Switzerland.

Dr. Widmann, commented, “Cancer Genetics is rapidly evolving into a provider of actionable molecular information to drive therapeutic decision-making and improve patient care through personalized medicine. With its unique, multi-dimensional clinical lab offerings and focus in molecular testing for precision oncology, the company is well-positioned to make a powerful impact on the biopharma space. I look forward to working closely with management and my fellow Board members to navigate and direct future clinical and corporate development initiatives leading to its success.”

Additional members of Cancer Genetics’ board include John Pappajohn (Non-executive Chairman), Edmund Cannon, Raju S.K. Chaganti, Ph.D., Geoffrey Harris, Howard McLeod, Pharm.D., Franklyn Prendergast, M.D., Ph.D., Panna Sharma (CEO and President), and Michael J. Welsh, MD.

ABOUT CANCER GENETICS

Cancer Genetics Inc. is a leader in enabling precision medicine in oncology from bench to bedside through the use of oncology biomarkers and molecular testing. CGI is developing a global footprint with locations in the US, India and China. We have established strong clinical research collaborations with major cancer centers such as Memorial Sloan Kettering, The Cleveland Clinic, Mayo Clinic, Keck School of Medicine at USC and the National Cancer Institute.

The Company offers a comprehensive range of laboratory services that provide critical genomic and biomarker information. Its state-of-the-art reference labs are CLIA-certified and CAP-accredited in the US and have licensure from several states including New York State.

For more information, please visit or follow CGI at:
Internet: www.cancergenetics.com
Twitter: @Cancer_Genetics
Facebook: www.facebook.com/CancerGenetics

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements pertaining to Cancer Genetics Inc.’s future expectations constitute forward-looking statements.

Any statements that are not historical fact (including, but not limited to, statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates”) should be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, risks of cancellation of customer contracts or discontinuance of trials, risks that anticipated benefits from acquisitions will not be realized, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, maintenance of intellectual property rights and other risks discussed in the Cancer Genetics, Inc. Form 10-K for the year ended December 31, 2016 and the Form 10-Q for the quarter ended September 30, 2017 along with other filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Cancer Genetics, Inc. disclaims any obligation to update these forward-looking statements.

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Kirsten Thomas

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kthomas@theruthgroup.com

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Lee Roth / Robert Flamm

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